UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.               )
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Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☑ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Boykin Lodging Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BOYKIN LODGING COMPANY
Guildhall Building
45 West Prospect Avenue, Suite 1500
Cleveland, Ohio 44115
August 29, 2006

Dear Shareholder:
According to our latest records, we have not yet received your proxy for the important special meeting of Boykin Lodging Company shareholders to be held on September 12, 2006. Your Board of Directors recommends that common shareholders vote FOR approval and adoption of the merger agreement with Braveheart Investors LP and certain of its affiliates.
Please help your company avoid the expense of further solicitation by voting TODAY by signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.
Thank you for your support.
Very truly yours,

Richard C. Conti
President and Chief Operating Officer

TIME IS SHORT, AND YOUR VOTE IMPORTANT!

If you have any questions, or need assistance in voting
your common shares, please call our proxy solicitor,
INNISFREE M&A INCORPORATED
TOLL-FREE, at 1-888-750-5834.

BOYKIN LODGING COMPANY
Guildhall Building
45 West Prospect Avenue, Suite 1500
Cleveland, Ohio 44115
August 29, 2006

Dear Shareholder:
According to our latest records, we have not yet received your proxy for the important special meeting of Boykin Lodging Company shareholders to be held on September 12, 2006. Your Board of Directors recommends that common shareholders vote FOR approval and adoption of the merger agreement with Braveheart Investors LP and certain of its affiliates.
Please help your company avoid the expense of further solicitation by voting TODAY by telephone, via the Internet, or by signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.
Thank you for your support.
Very truly yours,

Richard C. Conti
President and Chief Operating Officer

TIME IS SHORT, AND YOUR VOTE IMPORTANT!
Remember, you can vote your common shares by telephone,
or via the Internet. Please follow the easy
instructions on the enclosed proxy card.

If you have any questions, or need assistance in voting
your common shares, please call our proxy solicitor,
INNISFREE M&A INCORPORATED
TOLL-FREE, at 1-888-750-5834.